Exhibit 8.1

List of Subsidiaries of the Company

Name	Background
SOS Information Technology New York Inc.	A New York company Incorporated on July 15, 2020 A holding company

Yong Bao Two Ltd.	A British Virgin Island company Incorporated on February 29, 2020 A holding company

Canada XX Exchange Ltd.	Digital asset exchange platform

US XX Exchange Ltd.	Digital asset exchange platform

Future Technology Global Ltd. (HK)	A 100% subsidiary of SOS Information Technology Co., Ltd.

FDW Limited	A 100% subsidiary of SOS Ltd.

China SOS Ltd.	A Hong Kong limited liability company Incorporated on June 19, 2019 A holding company

FD LLC	A 51% owned JV with Niagara Development LLC

Qingdao SOS Investment Management Co., Ltd.	A 100% subsidiary of China SOS Limited, a WOFE

Qingdao SOS Investment LLP	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)

SOS Auto Service CO.,Ltd.	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)

SOS Industrial Holding Co., Ltd.	A VIE of Qingdao SOS Management Consulting Co., Ltd.

Qingdao SOS Digital Technologies Inc.(PRC)	A 100% subsidiary of Qingdao Enterprise Co. Ltd., operates insurance marketing business,10085 hot line, bankcard promotional center and SaaS service

SOS Information Technology Co., Ltd.	A 100% subsidiary of Qingdao Enterprise Co. Ltd., operates insurance marketing business, 10086 hot line, bankcard promotional center and SaaS service

Inner Mongolia SOS Insurance Agency Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd, which operates insurance brokerage business within Inner Mongolia region

Common Prosperity Technology Co., Ltd.	A 50% subsidiary of SOS International Trading Co., Ltd. and another 50% owned by Qingdao SOS Investment LLP

SOS International Trading Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd.

SOS Ronghe Digital Technology Co., Ltd. (PRC)	A 69% subsidiary of SOS Information Technology Co,. Ltd.

Weigou International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP

Shuyun International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP

Chexiaoer Technology Co., Ltd.	A 25% subsidiary of Qingdao Investment LLP and A 30% owned by SOS Auto Service Co., Ltd.